Exhibit 99.1

CDW CORPORATION ANNOUNCES PRICING OF REGISTERED OFFERING OF $2.5 BILLION OF SENIOR NOTES

LINCOLNSHIRE, Ill. – November 23, 2021 — CDW Corporation (NASDAQ: CDW), a leading multi-brand technology solutions provider to business, government, education and healthcare customers in the United States, the United Kingdom and Canada, today announced that its wholly owned subsidiaries CDW LLC and CDW Finance Corporation (together, the “Issuers”) have priced an offering of $2.5 billion in aggregate principal amount of senior notes (the “Notes”), in an offering registered under the Securities Act of 1933, as amended (the “Notes Offering”). The offering is expected to close on December 1, 2021, subject to the satisfaction of customary closing conditions.

The Issuers intend to use the proceeds from the Notes Offering, together with cash on hand, to fund its previously-announced acquisition of Granite Parent Inc., the parent company of Sirius Computer Solutions, Inc. (“Sirius”), for $2.5 billion (the “Acquisition”), and to pay fees and expenses related to the Acquisition.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by CDW Corporation and by certain of CDW LLC’s current and future direct and indirect wholly owned domestic subsidiaries.

J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, Capital One Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., Goldman Sachs & Co. LLC, Scotia Capital (USA) Inc., U.S. Bancorp Investments, Inc., and Siebert Williams Shank & Co., LLC are acting as underwriters in this offering. The Notes Offering is being made only by means of a prospectus supplement and an accompanying base prospectus. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the Notes Offering may be obtained from (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood NY 11717, or by telephone: 1-866-803-9204, (ii) BofA Securities, Inc., Attn: Prospectus Department, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, or by email:dg.prospectus_requests@bofa.com, (iii) Wells Fargo Securities, LLC, Attn: WFS Customer Service, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, or by telephone: 1-800-645-3751, (iv) Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by telephone: 1-866-718-1649, (v) Mizuho Securities USA LLC, by telephone: 1-866-271-7403, (vi) MUFG Securities Americas Inc., by telephone: 1-877-649-6848, (vii) Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone: 1-866-471-2526, (viii) Scotia Capital (USA) Inc., by telephone: 1-800-372-3930, (ix) U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, NC 28202, or by telephone: 1-877-558-2607, or (x) Siebert Williams Shank & Co., LLC, by telephone: 1-212-830-4530.

CDW Corporation, the Issuers and the subsidiary guarantors of the Notes filed a Registration Statement on Form S-3ASR, which was effective upon filing on October 15, 2020, including a base prospectus dated October 15, 2020, and a preliminary prospectus supplement dated November 23, 2021, to which this communication relates. Copies of the Registration Statement on Form S-3ASR, the base prospectus and the preliminary prospectus supplement and, when available, copies of the final prospectus supplement can be accessed through the Securities and Exchange Commission’s website at www.sec.gov.

This press release is for informational purposes only and shall not constitute (i) an offer to sell or the solicitation of an offer to buy the Notes or any other securities or (ii) an offer to buy, or a notice of redemption with respect to the Notes or any other securities. The Notes Offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the Notes Offering and the Acquisition. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control that could cause actual results to differ materially from those described in such statements. Such risks and uncertainties include, but are not limited to, whether the Issuers will consummate the Notes Offering and the Acquisition, which transactions are subject to customary closing conditions, and the anticipated use of the proceeds of the Notes Offering. Although CDW believes that the forward-looking information presented in this press release are reasonable, it can give no assurance that such expectations will prove correct, and actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About CDW

CDW Corporation (Nasdaq: CDW) is a leading multi-brand provider of information technology solutions to business, government, education and healthcare customers in the United States, the United Kingdom and Canada. A Fortune 500 company and member of the S&P 500 Index, CDW was founded in 1984 and employs approximately 11,000 coworkers. For the trailing twelve months ended September 30, 2021, CDW generated Net sales of over $20 billion.

Investor Inquiries:	Media Inquiries:
Kevin White	Sara Granack
Director, Investor Relations	Vice President, Corporate Communications
(847) 968-0238	(847) 419-7411
investorrelations@cdw.com	mediarelations@cdw.com